Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of CNinsure Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: January 11, 2012

PALOMA PARTNERS LLC
By: Trust Asset Management, LLP, its managing member
By: Capital Asset Management, Inc., its managing partner
By: /s/ S. Donald Sussman Name: S. Donald Sussman Title: President

PALOMA INTERNATIONAL LIMITED
By: Trust Asset Management, LLP, its trading advisor
By: Capital Asset Management, Inc., its managing partner
By: /s/ S. Donald Sussman Name: S. Donald Sussman Title: President

TRUST ASSET MANAGEMENT, LLP
By: Capital Asset Management, Inc., its managing partner
By: /s/ S. Donald Sussman Name: S. Donald Sussman Title: President

S. DONALD SUSSMAN /s/ S. Donald Sussman

CATHAY AUTO SERVICES LIMITED
By: /s/Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

CATHAY INVESTMENT FUND, LTD.
By: /s/Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

NEW CHINA INVESTMENT MANAGEMENT, INC.
By: /s/Paul S. Wolansky
Name: Paul S. Wolansky
Title: Chairman
PAUL S. WOLANSKY
/s/Paul S. Wolansky